SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 26, 2015

H. J. HEINZ CORPORATION II
(Exact name of registrant as specified in its charter)

333-194441
(Commission File Number)

Delaware	46-2246679
(State of Incorporation)	(I.R.S. Employer Identification No.)
One PPG Place	15222
Pittsburgh, Pennsylvania	(Zip Code)
(Address of principal executive offices)
412-456-5700
(Registrant’s telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Attached is H. J. Heinz Company’s press release dated January 26, 2015 furnished herewith as Exhibit 99.4. This press release announces that it intends, subject to market conditions, to offer $2,000 million in aggregate principal amount of second-lien senior secured notes due 2025 (the “Notes”).

As a result of this proposed offering, H. J. Heinz Corporation II ("Holdings") is filing this Current Report on Form 8−K in order to recast certain segment information for all periods presented in the consolidated financial statements and related notes, and management's discussion and analysis of financial condition and results of operations as of and for the transition period ended December 29, 2013, which appear in the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "SEC") on March 7, 2014 (the "Original Filing"), which became effective May 7, 2014, as further described below. Unless the context otherwise requires, the terms "we,” “us,” "our" and the “Company” refer, collectively, to Holdings, H. J. Heinz Company, and its subsidiaries.

On August 1, 2014, the Company's Board of Directors approved a change to the Company's name from Hawk Acquisition Intermediate Corporation II to H. J. Heinz Corporation II.
As previously reported in the Company's Quarterly Report on Form 10−Q for the quarter ended March 30, 2014 filed with the SEC on May 9, 2014, as a result of the acquisition that occurred on June 7, 2013, the Company's internal reporting entered a transition period that lasted through the end of December 2013. During this transition period, most members of the senior management team were replaced by new management. Effective December 30, 2013, the Company transitioned to new segments, which are aligned to the new organizational structure implemented during the transition period. These new segments reflect how senior management run the business from an organizational perspective and look at the internal management reporting used for decision-making.

The Company has five reportable segments which are defined by geographic region including: North America, Europe, Asia/Pacific, Latin America and Russia, India, Middle East and Africa ("RIMEA"). The Company has reclassified the segment data for the prior period to conform to the current period’s presentation.

Descriptions of the Company’s reportable segments are as follows:
North America—This segment includes our U.S. consumer products business which manufactures, markets and sells ketchup, condiments, sauces, pasta meals, and frozen potatoes, entrees, snacks, and appetizers to the grocery channels and our U.S. foodservice business which manufactures, markets and sells branded and customized products to commercial and non-commercial food outlets and distributors in the United States of America including ketchup, condiments, sauces and frozen soups. The North America segment also includes our business in Canada.
Europe—This segment includes the Company’s operations in Europe (excluding Russia) and sells products in all of the Company’s categories.
Asia/Pacific—This segment includes the Company’s operations in Australia, New Zealand, Japan, China, Papua New Guinea, South Korea, Indonesia, Vietnam and Singapore. This segment sells products in all of the Company's categories.
Latin America—This segment includes the Company’s operations in Brazil, Venezuela, Mexico, Costa Rica, and Panama that sell products in all of the Company’s categories.
RIMEA—This segment includes the Company’s operations in Russia, India, the Middle East and Africa that sell products in all of the Company’s categories.
The Company’s management evaluates performance based on several factors including net sales and Adjusted Earnings Before Interest, Tax, Depreciation and Amortization ("Adjusted EBITDA"). Inter-segment revenues, items below the operating income line of the consolidated statements of income and certain costs associated with Restructuring and Productivity Initiatives and Merger related costs, are not presented by segment, since they are not reflected in the measure of segment profitability reviewed by the Company’s management.

As a result, this Form 8-K recasts Part II, Item 7 (Management's Discussion and Analysis of Financial Condition and Results of Operations) and Part II, Item 8 (Consolidated Financial Statements and Supplementary Data), including Notes 7 (Restructuring and Productivity Initiatives), 8 (Goodwill and Other Intangible Assets), and 17 (Segment Information). All other items in the Original Filing are unchanged and this Form 8-K does not amend, update or change any other information in the Original Filing.

This Form 8−K does not reflect events occurring subsequent to the Original Filing and does not modify or update the disclosures therein in any way, other than as noted in the "Recent Developments" disclosure below and as required to reflect the change in segments as described above and set forth in the exhibits attached hereto. For information on developments regarding the Company since the Original Filing, please refer to the Company's Quarterly Reports on Form 10−Q for the quarters ended March 31, 2014, June 29, 2014 and September 28, 2014, Current Reports on Form 8−K and any other subsequent filings with the SEC.

Recent Developments

On December 24, 2014, we utilized our cash on hand to pay down $132.75 million of our Term B-1 Loans and $867.25 million of our Term B-2 Loans.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description of Exhibit
99.1	REVISED MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
99.2	REVISED CONSOLIDATED FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
99.3	REVISED SCHEDULE II: VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
99.4	PRESS RELEASE
101.INS	XBRL INSTANCE DOCUMENT
101.SCH	XBRL SCHEMA DOCUMENT
101.CAL	XBRL CALCULATION LINKBASE DOCUMENT
101.LAB	XBRL LABELS LINKBASE DOCUMENT
101.PRE	XBRL PRESENTATION LINKBASE DOCUMENT
101.DEF	XBRL DEFINITION LINKBASE DOCUMENT

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

H. J. HEINZ CORPORATION II
(Registrant)
By:	/s/ Paulo Basilio
Paulo Basilio
Chief Financial Officer

Dated: January 26, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	REVISED MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
99.2	REVISED CONSOLIDATED FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
99.3	REVISED SCHEDULE II: VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
99.4	PRESS RELEASE
101.INS	XBRL INSTANCE DOCUMENT
101.SCH	XBRL SCHEMA DOCUMENT
101.CAL	XBRL CALCULATION LINKBASE DOCUMENT
101.LAB	XBRL LABELS LINKBASE DOCUMENT
101.PRE	XBRL PRESENTATION LINKBASE DOCUMENT
101.DEF	XBRL DEFINITION LINKBASE DOCUMENT